
EXHIBIT 99.1
PAGE 1 of 3
SIERRA KAOLIN LOCATION MAP
NEAR WINSTON, NM
© Rand McNally
UTAH
COLORADO
ARIZONA
TEXAS
MEXICO
CHIHUAHUA
Albuquerque
Santa Fe
Las Cruces
Roswell
Farmington
Gallup
Socorro
Truth or Consequences
Alamogordo
Silver City
Deming
El Paso
Ciudad Juárez
Winston
Clovis
Hobbs
Carlsbad
Tucumcari
Las Vegas
Raton
Taos
Los Alamos
0 10 20 mi
0 10 20 30 km
MOUNTAIN T.Z. | CENTRAL T.Z.

New Mexico

Population: 1,874,614
Land area: 121,356 sq. mi.
Capital: Santa Fe

Cities and Towns

Acomita	D-2
Alameda	D-3
Alamogordo	G-4
Albuquerque	D-3
Anthony	H-3
Artesia	G-6
Aztec	B-2
Bayard	G-2
Belen	D-3
Bernalillo	D-3
Bloomfield	B-2
Bluewater	D-2
Capitan	F-5
Carlsbad	G-6
Carrizozo	F-4
Cedar Crest	D-4
Central	G-2
Chama	A-3
Chimayo	C-4
Cimarron	B-5
Clayton	B-7
Cloudcroft	G-4
Clovis	E-7
Columbus	H-2
Crownpoint	C-2
Cuba	C-3
Deming	H-2
Dexter	F-6
Dulce	A-3
Edgewood	D-4
Española	C-4
Estancia	D-4
Eunice	G-7
Farmington	B-2
Fort Sumner	E-6
Gallup	C-1
Grants	D-2
Hagerman	F-6
Hatch	G-3
Hobbs	G-7
Hurley	G-2
Jal	H-7
Jemez Springs	C-3
La Luz	G-4
Laguna	D-3
Las Cruces	G-3
Las Vegas	C-5
Logan	C-7
Lordsburg	G-1
Los Alamos	C-4
Los Lunas	D-3
Loving	H-6
Lovington	G-7
Magdalena	E-3
Melrose	E-7
Mescalero	F-4
Mesquite	H-3
Milan	D-2
Mora	C-5
Mosquero	C-6
Mountainair	E-4
Newcomb	B-1
Organ	G-3
Pecos	C-4
Penasco	B-4
Pojoaque Valley	C-4
Portales	E-7
Questa	B-4
Ranchos de Taos	B-4
Raton	A-6
Reserve	F-1
Roswell	F-6
Ruidoso	F-5
San Antonio	E-3
San Rafael	D-2
Santa Cruz	C-4
Santa Fe	C-4
Santa Rosa	D-5
Santo Domingo Pueblo	C-4
Shiprock	B-1
Silver City	G-2
Socorro	E-3
Springer	B-6
Sunland Park	H-3
Taos	B-5
Tatum	F-7
Texico	E-7
Tierra Amarilla	B-3
Tohatchi	C-1
Truth or Consequences	F-3
Tucumcari	D-7
Tularosa	G-4
University Park	H-3
Vaughn	E-5
Zuni	D-1


EXHIBIT 99.1
PAGE 2 of 3
MARFA ZEOLITE LOCATION MAP
NEAR MARFA, TX
NEW MEXICO
MEXICO
Roswell
Alamogordo
Las Cruces
El Paso
Ciudad Juárez
Chihuahua
Lubbock
Midland
Odessa
Big Spring
Abilene
San Angelo
Pecos
Monahans
Fort Stockton
Alpine
Marfa
Presidio
Ojinaga
Fredericksburg
Kerrville
Laredo
Nuevo Laredo
Piedras Negras
Eagle Pass
Monclova
Monterrey
Amarillo
Guymon
OKLAHOMA
Dalhart
Borger
Pampa
Hereford
Plainview
Clovis
Portales
Childress
Sabinas Hidalgo

randmcnally.com/eac

Express Access Code: UT


EXHIBIT 99.1
PAGE 3 of 3
BEAVER ZEOLITE LOCATION MAP
NEAR BEAVER, UTAH
NEVADA
IDA
WYOMING
COLORADO
ARIZONA
N. M.
Salt Lake City
Ogden
Logan
Provo
Orem
Beaver
Milford
Cedar City
St. George
Moab
Vernal
Price
Richfield
Green River
Rock Springs
Evanston
© Rand McNally

Utah

Population: 2,351,467

Land area: 82,144 sq. mi.

Capital: Salt Lake City

Cities and Towns

City	Grid
American Fork	D-4
Antimony	G-3
Aurora	F-3
Beaver	G-3
Blanding	H-7
Bountiful	C-4
Brigham City	B-3
Castle Dale	F-5
Cedar City	H-2
Circleville	G-3
Clearfield	B-3
Coalville	C-4
Copperton	C-3
Delta	F-3
Duchesne	D-5
East Carbon	E-5
Elsinore	F-3
Enterprise	H-1
Ephraim	E-4
Escalante	H-4
Eureka	D-3
Fairview	E-4
Farmington	C-4
Ferron	F-4
Fillmore	F-3
Fort Duchesne	D-6
Fountain Green	E-4
Grantsville	C-3
Green River	F-6
Gunnison	F-4
Heber City	C-4
Helper	E-5
Hinckley	E-3
Holladay	C-4
Huntington	E-5
Huntsville	B-4
Hurricane	I-2
Junction	G-3
Kanab	I-3
Kaysville	B-4
La Verkin	I-2
Layton	B-3
Lehi	D-4
Loa	G-4
Logan	A-4
Manila	C-6
Manti	E-4
Milford	G-2
Minersville	G-2
Moab	F-6
Mona	E-4
Monticello	H-7
Morgan	C-4
Moroni	E-4
Mount Pleasant	E-4
Murray	C-4
Myton	D-6
Neola	C-6
Nephi	E-4
Newton	A-3
Oak City	E-3
Oakley	C-4
Ogden	B-3
Orangeville	E-5
Orem	D-4
Ouray	D-6
Panguitch	H-3
Park City	C-4
Parowan	H-2
Payson	D-4
Plain City	B-3
Pleasant Grove	D-4
Price	E-5
Provo	D-4
Randolph	B-4
Richfield	F-3
Richmond	A-4
Roosevelt	D-6
Roy	B-3
St. George	I-1
Salina	F-4
Salt Lake City	C-4
Sandy	C-4
Santaquin	D-4
Smithfield	A-4
Spanish Fork	D-4
Spring City	E-4
Springville	D-4
Tooele	C-3
Tremonton	A-3
Vernal	C-6
Virgin	I-2
Wellington	E-5
Wendover	C-1
West Jordan	C-4
W. Valley City	C-3